Exhibit 10.1

Execution Version

$250,000,000 Fixed Rate Secured Railcar Equipment Notes, Class A-1

$375,487,000 Fixed Rate Secured Railcar Equipment Notes, Class A-2

Longtrain Leasing III, LLC

NOTE PURCHASE AGREEMENT

January 23, 2015

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

DVB Capital Markets LLC

609 Fifth Avenue

New York, New York 10017

Dear Sirs:

1. Introductory. Longtrain Leasing III, LLC, a Delaware limited liability company (the “Issuer”), established as a direct wholly-owned subsidiary of American Railcar Industries, Inc. (“ARI”), proposes, subject to the terms and conditions stated in this agreement (the “Agreement”), to issue and sell to Credit Suisse Securities (USA) LLC, Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and DVB Capital Markets LLC (each, an “Initial Purchaser” and collectively, the “Initial Purchasers”) U.S.$250,000,000 principal amount of its Fixed Rate Secured Railcar Equipment Notes, Class A-1 (the “Class A-1 Notes”) and U.S.$375,487,000 principal amount of its Fixed Rate Secured Railcar Equipment Notes, Class A-2 (the “Class A-2 Notes”, and together with the Class A-1 Notes, the “Offered Notes”) to be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined herein), between the Issuer and U.S. Bank National Association, as indenture trustee (in such capacity, the “Trustee”). The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.” Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined below).

2. Representations and Warranties of the Issuer and ARI. Each of the Issuer and ARI, jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers that, as of the date hereof (unless otherwise indicated below):

(a) The Issuer has prepared a preliminary offering memorandum dated January 14, 2015 (the “Preliminary Offering Memorandum”), and the Issuer will prepare a final offering memorandum dated the date hereof (the “Offering Memorandum”), in each case relating to the Offered Notes to be offered by the Issuer. The Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements to such documents, are hereinafter collectively referred to as the “Offering Document”.

The Offering Document at a particular time means the Offering Document in the form actually amended or supplemented and issued at that time. “Final Offering Document” means the Offering Document that discloses the offering price and other final terms of the Offered Notes and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement). “General Disclosure Package” means (i) the Offering Document at the Applicable Time (as hereinafter defined) considered together with the offering price on the cover page of the Offering Memorandum, (ii) the Investor Presentation attached as Schedule B hereto and (iii) the quantitative data regarding the Railcars and the Leases distributed to potential investors that was approved by the Issuer and ARI and is listed on Schedule C hereto. “Applicable Time” means 3:00 p.m. (New York time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Document does not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time the General Disclosure Package does not include, nor as of the Closing Date will it include, any untrue statement of a material fact, and does not omit nor will it omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Offering Document or the General Disclosure Package based upon written information furnished to the Issuer or ARI by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(a) and 8(b) hereof.

(b) The Issuer has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the General Disclosure Package or Additional Issuer Information (as defined in Section 5(b) herein); and the Issuer is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(c) ARI has been duly formed and is a validly existing corporation in good standing under the laws of the State of North Dakota. Each of American Railcar Leasing LLC (“ARL”) and ARL Lease Administrators LLC (“Administrators”) has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of Delaware. Each of ARI, ARL and Administrators (i) has power and authority (as a corporation or limited liability company, as applicable, and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and (ii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except with respect to clause (ii) as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer, ARI, ARL or Administrators, as applicable, taken as a whole (a “Material Adverse Effect”).

(d) As of the date hereof, this Agreement, and as of the Closing Date, the Indenture and each other Operative Agreement (collectively with this Agreement, the “Transaction Agreements”) will have been duly authorized, executed and delivered by the Issuer, ARI, ARL or Administrators, as the case may be, party thereto; the Offered Notes will have been duly authorized by the Issuer, and when the Offered Notes are duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Offered Notes will have been duly executed, authenticated, issued and delivered and each of the Transaction Agreements will conform to the description thereof contained in the Final Offering Document and each of the Transaction Agreements (assuming the valid execution and delivery thereof by the other parties thereto) and the Offered Notes will constitute valid and legally binding direct recourse obligations of the Issuer, ARI, ARL or Administrators, as the case may be, party thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Except as contemplated by the Transaction Agreements, no consent, approval, authorization, or order of, or filing with, or any other action by any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or any other Transaction Agreement in connection with the issuance and sale of the Offered Notes.

(f) The execution, delivery and performance of the Indenture, this Agreement and each other Transaction Agreement and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof by the Issuer, ARI, ARL or Administrators, as the case may be, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, ARI, ARL or Administrators or any of their respective properties, or (ii) any agreement or instrument to which the Issuer, ARI, ARL or Administrators is a party or by which the Issuer, ARI, ARL or Administrators is bound or to which any of the properties of the Issuer, ARI, ARL or Administrators are subject, or the by-laws or articles of incorporation of ARI or the limited liability company agreement or certificate of formation of the Issuer, ARL or Administrators, as applicable.

(g) Reserved.

(h) Except as disclosed in the General Disclosure Package, the Issuer has good and marketable title to all real properties and all other properties and assets owned by it, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; except as disclosed in the General Disclosure Package, the Issuer holds any leased real or personal property held by it under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

(i) Each of the Issuer, ARI, ARL and Administrators possesses all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer, ARI, ARL or Administrators, as applicable, would individually or in the aggregate have a Material Adverse Effect.

(j) Except as disclosed in the General Disclosure Package, none of the Issuer, ARI, ARL or Administrators is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), nor owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and none of the Issuer, ARI, ARL or Administrators is aware of any pending investigation which might lead to such a claim.

(k) Except as disclosed in the General Disclosure Package, there are no pending actions, suits, proceedings or investigations against or affecting the Issuer, ARI, ARL, Administrators or their respective properties that, if determined adversely to the Issuer, ARI, ARL or Administrators, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer, ARI, ARL or Administrators to perform their respective obligations under the Indenture, this Agreement, or any other Transaction Agreement to which it is a party, or would seek to materially and adversely affect the federal income tax attributes of the Offered Notes, or which are otherwise material in the context of the sale of the Offered Notes; and no such actions, suits, proceedings or investigations are threatened or, to the Issuer’s, ARI’s, ARL’s or the Administrator’s knowledge, contemplated.

(l) Except as disclosed in the General Disclosure Package or, with respect to ARI, in public filings made by ARI with the Securities and Exchange Commission (the “Commission”), since December 31, 2013, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of ARI, ARL or Administrators or their subsidiaries, taken as a whole.

(m) The Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the General Disclosure Package will not be, an “investment company” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act. Further, neither the Issuer nor anyone acting on its behalf has taken any action such that the Issuer would constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(n) The Offered Notes meet the eligibility requirements of Rule 144A(d)(3) of the Securities Act. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(o) Neither the Issuer nor any of its affiliates has purchased, or is purchasing in the initial offering thereof, any Offered Notes.

(p) The Offered Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”). The General Disclosure Package contains, and the Offering Document will contain, all the information specified in and meeting the requirements of Rule 144A.

(q) Assuming the representations of the Initial Purchasers set forth in Section 4(a), 4(b), 4(c), 4(d), 4(h) and 4(i) are true and accurate, the offer, sale and delivery of the Offered Notes to the Initial Purchasers and to subsequent purchasers in the manner contemplated by this Agreement and the Offering Document will be exempt from the registration requirements of the Securities Act, and it is not necessary to qualify an indenture in respect of the Offered Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(r) None of the Issuer or ARI, or any of their respective affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no such representation is made) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Notes or any security of the same class or series as the Offered Notes, or (ii) has offered or will offer or sell the Offered Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer and ARI and their respective affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom no such representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuer or ARI or any affiliate thereof has entered and none will enter into any contractual arrangement with respect to the distribution of the Offered Notes except for this Agreement.

(s) The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). None of the proceeds to the Issuer of the Offered Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Notes to be considered a “purpose credit” within the meaning of Regulations T, U and X of the Federal Reserve Board. The Issuer will not take or permit any agent acting on its behalf to take any action which might cause the Offered Notes or any document or instrument delivered by the Issuer pursuant to any Transaction Agreement to violate any regulation of the Federal Reserve Board.

(t) There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the Issuer’s debt securities.

(u) Except as contemplated in any engagement letter or similar agreement (including as described in Section 3(b)) between or among ARI and any Initial Purchaser and except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer or ARI and any person that would give rise to a valid claim against the Issuer or ARI, or any Initial Purchaser, for a brokerage commission, finder’s fee or other like payment.

(v) At the time of execution and delivery of the Contribution and Sale Agreement, (1) ARI will own all right, title and interest in and to the initial Railcars to be acquired by the Issuer from it pursuant thereto, together with the related Leases thereon and certain other related assets specified therein free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Contribution and Sale Agreement or the Indenture, as applicable, and except for security interests being released upon transfer to the Issuer; and ARI will not have assigned to any person other than the Issuer any of its right, title or interest in such Railcars and Leases, (2) ARI will have the power and authority to transfer such Railcars, Leases and related assets to the Issuer; and (3) upon execution and delivery of the Contribution and Sale Agreement and the consummation of the transactions contemplated thereby, the Issuer will own such Railcars, Leases and related assets free of Liens other than Liens permitted by the Contribution and Sale Agreement or the Indenture, as applicable.

(w) As of the Closing Date, each of the representations and warranties of the Issuer, ARI, ARL or Administrators, respectively, set forth in each of the Transaction Agreements to which any of them is a party will be true and correct in all material respects (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

(x) Any taxes, fees and other governmental charges that would be incurred by reason of the execution and delivery of the Transaction Agreements or the execution, delivery and sale of the Offered Notes and that would be due and payable as of the Closing Date have been or will be paid prior to the Closing Date.

(y) None of the Issuer, ARI, ARL or Administrators, nor any of their respective subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Issuer or ARI, any non-officer employee, agent or representative of the Issuer, ARI, ARL or Administrators or any of their respective subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any

“government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each of the Issuer, ARI, ARL and Administrators and their respective subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws.

(z) The operations of the Issuer, ARI, ARL and Administrators and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, ARI, ARL or Administrators or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or ARI, threatened.

(aa) None of the Issuer, ARI, ARL or Administrators nor any of its respective subsidiaries or, to the knowledge of the Issuer or ARI, any director, officer, employee, agent, affiliate or representative of the Issuer, ARI, ARL or Administrators or any such subsidiary is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria), and (y) neither the Issuer, ARI, ARL or Administrators will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as Initial Purchaser, advisor, investor or otherwise).

(bb) The operations of the Issuer, ARI, ARL and Administrators and their respective subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001, as amended, and the rules and regulations thereunder.

(cc) The Issuer and, prior to the formation of the Issuer, ARI, have complied, and as of the Closing Date, the Issuer and ARI will have complied, in all material respects, with the representations, certifications and covenants made by ARI to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (the “Hired NRSRO”) in connection with the engagement of the Hired NRSRO to issue and monitor a credit rating on the Offered Notes, including any representation provided to the Hired NRSRO by the Issuer or ARI in connection with Rule 17g-5(a)(3)(iii) of the Exchange Act (“Rule 17g-5”), and have made accessible, via a password-protected internet website established and maintained by ARI, to any non-hired nationally recognized statistical rating organization, as contemplated by Rule 17g-5, all information provided to the Hired NRSRO in connection with the issuance and monitoring of the credit ratings on the Offered Notes in accordance with Rule 17g-5. The Issuer and ARI shall be solely responsible for compliance with Rule 17g-5 in connection with the issuance, monitoring and maintenance of the credit rating on the Offered Notes. The Initial Purchasers are not responsible for compliance with any aspect of Rule 17g-5 in connection with the Offered Notes.

3. Purchase, Sale and Delivery of Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, severally and not jointly, and each Initial Purchaser agrees severally and not jointly to purchase from the Issuer, at a purchase price of 99.99379% (in the case of the Class A-1 Notes) and 99.95588% (in the case of the Class A-2 Notes) of the principal amount thereof, the principal amounts of Offered Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto.

(a) The Issuer will deliver against payment of the purchase price the Offered Notes to be offered and sold by the Initial Purchasers in reliance on Regulation S (the “Regulation S Notes”) each in the form of one or more permanent global notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Trustee as custodian for Cede & Co., as nominee of The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Offered Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the “144A Notes”) each in the form of one permanent global note in definitive form without interest coupons (the “Restricted Global Note”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Note shall be assigned separate CUSIP numbers. The Global Notes shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Document. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent Global Notes will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Document.

Payment for the Regulation S Notes and the 144A Notes shall be made by each Initial Purchaser in Federal (same day) funds by or wire transfer to an account at a bank acceptable to it (which may be the Trustee), on January 29, 2015, or at such other time not later than seven full business days thereafter as the Initial Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Note representing all of the 144A Notes. The Regulation S Global Notes and the Restricted Global Note will be made available for checking at the office of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, or in the event that the same are to be delivered directly to the Trustee, then facsimile images of the executed versions of the same will be made available for review, in either case at least twenty-four (24) hours prior to the Closing Date (or as the parties hereto may otherwise agree).

(b) The Issuer agrees to pay each Initial Purchaser for its own respective account on the Closing Date the fees and/or other compensation for acting as an Initial Purchaser in each case in accordance with a separate fee letter (if any) between the Issuer and such Initial Purchaser, or as otherwise may be separately agreed between the Issuer and such Initial Purchaser.

4. Representations by Initial Purchasers; Resale by Initial Purchasers.

(a) Each Initial Purchaser severally but not jointly represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Initial Purchaser severally but not jointly acknowledges that the Offered Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally but not jointly represents and agrees that it has offered and sold the Offered Notes, and will offer and sell the Offered Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, none of the Initial Purchasers nor their affiliates, nor any persons acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Offered Notes, and each such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally but not jointly agrees that, at or prior to confirmation of sale of the Offered Notes, other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser severally but not jointly agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement (other than any agreement among the Initial Purchasers) with respect to the distribution of the Offered Notes except with the prior written consent of the Issuer.

(d) Each Initial Purchaser severally but not jointly agrees that it and each of its affiliates will not offer or sell the Offered Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally but not jointly agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Initial Purchaser, severally but not jointly, represents and agrees that any communication or delivery of information to the Hired NRSRO, if any, in connection with the issuance or monitoring of a credit rating on the Offered Notes has been and will be disclosed to the Issuer for the purpose of allowing the Issuer to make accessible to any non-hired nationally recognized statistical rating organization all information provided to the Hired NRSRO in connection with the issuance and monitoring of the credit rating on the Offered Notes in accordance with Rule 17g-5.

(f) Each Initial Purchaser severally but not jointly represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

(g) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser represents and agrees, that with effect from and including the date on which the Prospectus Directive (as defined below) is implemented in that Relevant Member State, it has not made and will not make an offer of any Offered Notes to the public in that Relevant Member State, other than (i) at any time to any legal entity which is a qualified investor as defined in the

Prospectus Directive; (ii) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Initial Purchasers nominated by the Issuer for any such offer; or (iii) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Offered Notes will require the Issuer or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(h) No Initial Purchaser shall give any information or make any representation not contained in the Offering Document or the General Disclosure Package, and any amendment or supplement thereto, in connection with the offer and sale of the Offered Notes.

(i) At or prior to the settlement of any sale of any Offered Notes, the Initial Purchasers shall have provided each offeree with a copy of the Offering Memorandum and any supplement and amendments thereof or thereto, in the form supplied to the Initial Purchasers by the Issuer.

(j) Each Initial Purchaser acknowledges that purchases and resales of the Offered Notes are restricted as described under “Restriction on Transfer and Notice to Investors” in the Offering Memorandum.

5. Certain Agreements of the Issuer and ARI. Each of the Issuer and ARI jointly and severally agrees with the Initial Purchasers that:

(a) The Issuer will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without consent of the Initial Purchasers. If, at any time following delivery of any document included in the General Disclosure Package and prior to the completion of the resale of the Offered Notes by the Initial Purchasers, there occurs an event or development as a result of which such document included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, ARI promptly will notify the Initial Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Initial Purchasers’ consent to, nor the delivery by the Initial Purchasers to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The first sentence of this subsection does not apply to statements in or omissions from any document in the General Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer or ARI by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(a) and 8(b) hereof.

(b) The Issuer will furnish to each Initial Purchaser copies of each document comprising a part of the Offering Document, in each case as soon as available and in such quantities as such Initial Purchaser requests. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to each Initial Purchaser and, upon request of holders and prospective purchasers of the Offered Notes, to such holders and prospective purchasers, copies of the information (the “Additional Issuer Information”) required to be delivered to holders and prospective purchasers of the Offered Notes in accordance with Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Notes. Any Additional Issuer Information delivered to any holders and prospective purchasers of the Offered Notes will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Issuer or ARI, on its behalf, will arrange for the qualification of the Offered Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Initial Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Notes by the Initial Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(d) So long as the Offered Notes are outstanding, if not filed electronically with the Securities and Exchange Commission (the “Commission”) or posted on the website of ARI, the Issuer or ARI will furnish to each Initial Purchaser (i) copies of each report furnished to ARI or any of its subsidiaries, in the case of the Issuer, and to its shareholders, in the case of ARI, in either case pursuant to any Operative Agreement, by first class mail as soon as practicable, (ii) copies of each amendment to any of the Operative Agreements, (iii) copies of all reports and other communications (financial or other) furnished to the Trustee under the Indenture or to holders of the Offered Notes, and copies of any reports and financial statements, if any, furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (iv) from time to time such other information as the Initial Purchasers may reasonably request relating to the Issuer, ARI, ARL, Administrators or any of their respective subsidiaries, the Offered Notes and the Transaction Agreements. Each of the Issuer and ARI shall make their officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers.

(e) During the period of two years after the Closing Date neither the Issuer nor ARI will, nor will permit any of its respective subsidiaries to, resell any of the Offered Notes that have been acquired by any of them. Neither the Issuer nor ARI will, nor will permit any of such subsidiaries to, contact or solicit potential investors to purchase any Offered Notes, nor engage any Person to assist in the placement or sale of the Offered Notes or sell any Offered Notes to any Person, in the case of each of the foregoing, other than the Initial Purchasers except as consented to in writing by the Initial Purchasers.

(f) The Issuer or ARI will pay all expenses incidental to the performance of their respective obligations under this Agreement, including but not limited to: (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Notes, the preparation of this Agreement, the Offered Notes, the documents comprising any part of the Offering Document and any other document relating to the issuance, offer, sale and delivery of the Offered Notes; (ii) the cost of any advertising approved by the Issuer or ARI in connection with the issue of the Offered Notes; (iii) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as the Initial Purchasers designate and the printing of memoranda relating thereto; (iv) any fees charged by the Hired NRSRO for the rating of the Offered Notes; and (v) expenses incurred in distributing the documents comprising any part of the Offering Document (including any amendments and supplements thereto) or to prospective purchasers of the Offered Notes. The Issuer or ARI will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all travel expenses of the Initial Purchasers’, the Issuer’s and ARI’s officers and employees and any other expenses of the Initial Purchasers, the Issuer or ARI in connection with attending or hosting meetings with prospective purchasers of the Offered Notes from the Initial Purchasers. The payment or reimbursement obligations described in this clause (f) in respect of any particular Initial Purchaser will be subject to any applicable limitations thereon set forth in any engagement letter or similar agreement between ARI and such Initial Purchaser or as otherwise may be separately agreed with the applicable Initial Purchaser.

(g) In connection with the offering and the sale of the Offered Notes, until the Initial Purchasers shall have notified the Issuer and ARI of the completion of the resale of the Offered Notes, none of the Issuer, ARI or any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Notes or attempt to induce any person to purchase any Offered Notes; and none of the Issuer, ARI or any of their respective affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Notes.

(h) For a period of ninety (90) days, with respect to the Issuer, and forty-five (45) days, with respect to ARI, after the date of the Offering Memorandum, none of the Issuer or ARI will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated asset-backed securities issued, sponsored or guaranteed by the Issuer, ARI or any of their respective subsidiaries and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Initial Purchasers. None of the Issuer or ARI will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Notes.

(i) The Issuer, ARI or any of their respective affiliates, or any person acting on its or their behalf, shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Offered Notes in a manner that would require the registration under the Securities Act of the sale of the Offered Notes or that would be integrated with the offer or sale of the Offered Notes for purposes of the rules and regulations of any trading market.

(j) The Issuer and ARI (the “Indemnitors”) jointly and severally will indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer or ARI hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer or ARI is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or ARI, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the Indemnitors will not be required to indemnify or gross-up for such taxes and withholdings to the extent imposed as a result of a failure of such Initial Purchaser to provide any duly executed form or document described in the last sentence of this paragraph upon the execution of this Agreement or to be delivered thereafter upon the reasonable request of its Indemnitors the provision of which would evidence such Initial Purchaser’s entitlement to an exemption for such taxes and withholdings. Furthermore, the Indemnitors hereby request that each Initial Purchaser hereby provide to them IRS Form W-9 or IRS Form W-8BEN, W-8IMI or W-8ECI, whichever is applicable.

(k) To the extent, if any, that the rating provided with respect to the Offered Notes by the Hired NRSRO is conditional upon the furnishing of documents or the taking of any other action by the Issuer, ARI, ARL or Administrators, as the case may be, the Issuer or ARI shall use its reasonable best efforts to furnish or cause to be furnished such documents and take any other such action on or prior to the Closing Date.

6. [Section Reserved].

7. Conditions of the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Issuer and ARI herein, to the accuracy of the statements of officers of the Issuer and ARI made pursuant to the provisions hereof, to the performance by each of the Issuer and ARI of its obligations hereunder and to the following additional conditions precedent on or prior to the Closing Date:

(a) The Initial Purchasers shall have received from KPMG LLP a letter or letters, dated as of the date of the Preliminary Offering Memorandum and as of the Applicable Time, in form and substance satisfactory to the Initial Purchasers and their counsel, stating in effect that they have performed certain specified procedures, all of which have been agreed to by the Initial Purchasers, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Offering Memorandum and the Offering Memorandum agrees with the corresponding information included on or derived from a certain computer-generated railroad car lease data file and related record layout, excluding any questions of legal interpretation.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or ARI or ARL and their respective subsidiaries taken as one enterprise which, in the judgment of Initial Purchasers whose combined respective purchase obligations represent a majority of all such purchase obligations hereunder (a “Majority In Interest”), is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Notes; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a Majority In Interest of the Initial Purchasers or any of their affiliates, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Notes, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States; or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a Majority In Interest of the Initial Purchasers or any of their affiliates, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Notes.

(c) The Initial Purchasers shall have received opinions, dated the Closing Date, of (i) Brown Rudnick LLP, counsel for the Issuer and (ii) such other law firms acceptable to the Initial Purchasers and their counsel, in form and substance reasonably satisfactory to the Initial Purchasers or such counsel, to the effect that:

(i) Based on a good standing certificate from the Secretary of State of the State of Delaware the Issuer has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of Delaware, with power and authority to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder;

(ii) (A) Based on a good standing certificate from the Secretary of State of the State of North Dakota, ARI has been duly formed and is an existing corporation in good standing under the laws of the State of North Dakota, with power and authority (as a corporation and otherwise) to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder; and (B) based on a good standing certificate from the Secretary of State of the State of Delaware, each of ARL and Administrators has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (as a limited liability company and otherwise) to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder;

(iii) The Indenture and the other Transaction Agreements have been duly authorized, executed and delivered by the Issuer, ARI, ARL or Administrators party thereto, as applicable; the Offered Notes have been duly authorized, executed, authenticated, issued and delivered by the Issuer; and each Transaction Agreement constitutes a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Issuer, ARI, ARL or Administrators, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Contribution and Sale Agreement, in the event that the conveyances contemplated thereunder are interpreted to constitute the mere grant of a security interest to secure a borrowing by the Issuer from ARI rather than an absolute sale and assignment of ownership by ARI to the Issuer, creates a valid security interest upon all of the Railcars, Leases and related assets and property conveyed by ARI thereunder on the Closing Date, and the Issuer (or the Trustee as assignee of the Issuer) will have, upon the filing of certain UCC financing statements, a perfected security interest in such assets and property to the extent that a security interest may be perfected therein by filing of UCC financing statements;

(v) The Indenture creates a valid security interest in all of the Collateral (as defined in the Indenture) as granted under the Indenture on the Closing Date, and the Trustee for the benefit of the holders of the Offered Notes from time to time will have, upon the filing of certain financing statements, a perfected security interest in such Collateral to the extent that a security interest may be perfected therein by filing of UCC financing statements;

(vi) The Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act, without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

(vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Notes, except for security interest filings contemplated by the Transaction Agreements and except such as may be required under state securities laws;

(viii) To such counsel’s knowledge, after inquiry to officers of ARI and ARL and after review of customary litigation filing and judgment lien records in the relevant jurisdiction of organization of ARI, ARL and Administrators, there are no pending actions, suits or proceedings against or affecting the Issuer, ARI, ARL or Administrators, or any of their respective subsidiaries, or any of their respective properties that, if determined adversely to the Issuer, ARI, ARL or Administrators or any of their respective subsidiaries, would impair materially its ability to perform its obligations under any of the Transaction Agreements; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated;

(ix) The execution, delivery and performance of the Indenture, this Agreement and the other Transaction Agreements to which the Issuer, ARI, ARL or Administrators is a party, and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any United States federal or State of New York law or regulation, or result in a breach or violation of the terms and provisions of, or constitute a default under, any order of any United States federal or State of New York court, agency or other governmental body or any material agreement (as identified by an officer of ARI or ARL and provided by ARI or ARL to the opining counsel for review) by which the Issuer, ARI, ARL or Administrators or any of their respective subsidiaries is bound or to which any of the properties of the Issuer, ARI, ARL or Administrators or any of their respective subsidiaries is subject, or the organizational or formation documents of the Issuer, ARI, ARL or Administrators;

(x) Such counsel have no reason to believe that the Final Offering Document, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; or the Preliminary Offering Memorandum, as of January 14, 2015, contain any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; provided, however, that such counsel need not express any belief with respect to the financial statements or other financial, statistical, numerical or accounting data contained in or omitted from the Final Offering Document.

(xi) This Agreement has been duly authorized, executed and delivered by each of the Issuer and ARI;

(xii) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Notes by the Issuer to the Initial Purchasers pursuant to this Agreement, or (ii) the resales of the Offered Notes by the Initial Purchasers in the manner contemplated by this Agreement, to register the Offered Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act;

(xiii) The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “The Issuer”, “Description of the Management Agreement”, “Description of the Contribution and Sale Agreement”, “Description of the Lease Administration Agreement”, “Description of the Administrative Services Agreement” and “Description of the Offered Notes and the Indenture”, insofar as they purport to summarize certain terms of the Offered Notes and the applicable Operative Agreements, constitute a fair summary of the provisions purported to be summarized;

(xiv) The statements contained in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Material U.S. Federal Income Tax Consequences” and “ERISA Considerations”, to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein;

(xv) In the event of a United States federal bankruptcy case involving ARI as debtor under the Bankruptcy Code, a court properly presented with the facts would hold that the transfer on the Closing Date of the Railcars and Leases from ARI to the Issuer and as contemplated by the Transaction Agreements prior to such event would constitute sales, and not secured loans, and that, accordingly, the Railcars and Leases so transferred and the proceeds thereof would not constitute “property of the estate” of the seller for purposes of Section 541 of the Bankruptcy Code and would not as a result of such proceeding be subject to the automatic stay of Section 362(a) of the Bankruptcy Code;

(xvi) In the event of a United States federal bankruptcy case involving ARI as debtor under the Bankruptcy Code, a court properly presented with the facts would not grant an order substantively consolidating the assets and liabilities of the Issuer with those of ARI; and

(xvii) The Offered Notes will constitute indebtedness for United States federal income tax purposes.

(d) The Initial Purchasers shall have received the opinion or opinions of Chapman & Cutler LLP, special counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(e) The Initial Purchasers shall have received the agreed execution version (in draft form) of the opinion of Alvord & Alvord, special STB counsel to the Issuer, dated the Closing Date and with such opinion to be delivered in executed form on such Closing Date or the next following date, but reflecting the lien status described in such opinion as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(f) The Initial Purchasers shall have received the agreed execution version (in draft form) of the opinion of Aird & Berlis LLP, special Canadian counsel to the Issuer, and with such opinion to be delivered in executed form on such Closing Date or the next following date, but reflecting the lien status described in such opinion as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(g) The Initial Purchasers shall have received a copy of each opinion provided to the Hired NRSRO in connection with its rating of the Offered Notes, each of which shall state therein that the Initial Purchasers may rely thereon, in form and substance reasonably satisfactory to the Initial Purchasers.

(h) (1) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President or a principal financial or accounting officer of each of the Issuer and ARI (it being understood that a certificate of ARI on its own behalf and in its capacity as sole equity member of the Issuer shall be sufficient for purposes of the Issuer’s and ARI’s compliance with this requirement) in which such officer shall state that, to the best of such officer’s knowledge, after reasonable investigation, (i) the representations and warranties of the Issuer and ARI, as the case may be, in this Agreement are true and correct, that each of the Issuer and ARI has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (ii) nothing has come to such officer’s attention that would lead such officer to conclude that the General Disclosure Package included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading and (iii) since the date of the Offering Memorandum there shall not have been any change in the membership interests of the Issuer.

(2) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President or a principal financial or accounting officer of ARL in which such officer shall state that, to the best of such officer’s knowledge, after reasonable investigation, (i) ARL has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements of each of ARL and its consolidated subsidiaries, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of each of ARL and its subsidiaries, taken as a whole, (ii) nothing has come to such officer’s attention that would lead such officer to conclude that the General Disclosure Package included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading and (iii) since the date of the Offering Memorandum there shall not have been any change in the capital stock of ARL or the long term debt of ARL.

(i) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(j) On or before the Closing Date, this Agreement, the Offering Document and each other Transaction Agreement shall be satisfactory in form and substance to the Initial Purchasers, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party’s obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to the Initial Purchasers or their counsel on or before the Closing Date.

(k) Each of the Issuer, ARI and ARL shall have delivered to the Initial Purchasers a certificate, dated the Closing Date, of its secretary certifying its articles of incorporation or certificate of formation, limited liability company agreement, bylaws or other organizational documents, as applicable; board or similar resolutions authorizing the execution, delivery and performance of the Transaction Agreements to which it is a party, as applicable; and the incumbency of all officers that signed any of the Transaction Agreements (it being understood that a certificate of a secretary of ARI on its own behalf and in its capacity as sole equity member of the Issuer shall be sufficient for purposes of the Issuer’s and ARI’s compliance with this requirement).

(l) The Issuer and the Trustee shall have received a certificate from a nationally recognized insurance broker with respect to the insurance required by Section 5.04(f) of the Indenture, and the Initial Purchasers shall have received evidence of such receipt.

(m) Any Transaction Agreements which are required to be executed on or prior to the Closing Date that have not been executed by the date of this Agreement will be subject to a condition precedent that requires such agreements to be in form and substance satisfactory to the Initial Purchasers.

(n) (i) The Hired NRSRO shall have delivered to the Issuer and the Initial Purchasers a final rating letter setting forth a rating with respect to the Offered Notes of at least “A (sf)” and (ii) subsequent to the execution and delivery of this Agreement the Hired NRSRO shall not have announced in writing (which shall include, without limitation, any press release by such organization) that it has under surveillance or review, with negative implications, its rating of any of the Offered Notes (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(o) On or prior to the Closing Date, DTC shall have approved as to form the “Regulation S Temporary Book-Entry Note” and the “144A Book-Entry Note” as those terms are defined in the Indenture.

(p) On or prior to the Closing Date (i) the Issuer or ARI shall have caused each lender or lenders, or any agent, trustee or similar authorized representative thereof, in any such case that is the named grantee or beneficiary of a consensual security interest in the Railcars, related Leases and/or other related assets and property being conveyed by ARI to the Issuer on the Closing Date, to have executed and delivered to ARI for the benefit of ARI and its assignees, each of (A) a written contractual release of such security interest, in a form recordable with the STB and in Canada and otherwise satisfactory to the Initial Purchasers, conditioned in each case solely upon ARI’s delivering or causing to be delivered a wire transfer of immediately available funds to a specified payment account of such lender or lenders or agent, trustee or similar authorized representative of a specified payoff amount and authorizing, upon delivery of such payoff amount, the filing in any relevant lien records of the release described in the next clause (i)(B) hereof and (B) a separate written contractual release to substantially the same effect as the release document in clause (i)(A) but without a payoff condition and (ii) the Issuer or ARI on or prior to the Closing Date shall have (A) delivered or caused to be delivered each such specified payoff amount in such immediately available funds to the specified payment account so as to effect the release of security interest described in such applicable contractual release, and which delivery of funds may be made or caused to be made from funds paid by the Issuer to ARI as consideration for the conveyance of such Railcars, related Leases and other related assets and property on the Closing Date and (B) shall file in the applicable STB and, if applicable, Canadian filing records the release instrument described in clause (i)(B) above.

(q) On or before the Closing Date the Issuer or ARI shall have caused the relevant Bills of Sale and Assignment and Assumption Agreements (as such terms are defined in the Indenture) as well as the Indenture, or a memorandum thereof in form suitable for filing, in each case executed and delivered as of the Closing Date, to be duly filed, recorded and deposited with the STB in conformity with 49 U.S.C. §11301 and with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada, and the Issuer shall furnish the Initial Purchasers with proof thereof.

(r) On or before the Closing Date, the Issuer shall have funded the Liquidity Reserve Account in the amount required by the Transaction Agreements.

(s) On or before the Closing Date, the Issuer or ARI shall have paid or caused to be paid the compensation and expense amounts and reimbursements described in Sections 3(b) and 5(f), as directed by the Initial Purchasers in writing.

Documents described as being “in the agreed form” or words to similar effect are documents which are in a form reasonably satisfactory to the Initial Purchasers and their special counsel, Kaye Scholer LLP.

The Issuer and ARI will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request.

8. Indemnification and Contribution.

(a) The Issuer and ARI will jointly and severally indemnify and hold harmless each Initial Purchaser, their respective officers, partners, members, directors and affiliates and each person, if any, who controls any such Initial Purchaser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any, a “Purchaser Indemnified Person”), against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any of the representations, warranties and covenants of the Issuer or ARI contained herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Memorandum or any amendment or supplement thereto, or the Preliminary Offering Memorandum or General Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (to the extent that such information was not superseded or corrected by the delivery to the Initial Purchasers, prior to the Applicable Time, of corrected written or electronic information), including, without limitation, any losses, claims, damages or liabilities arising out of or based upon the Issuer’s or ARI’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse such Purchaser Indemnified Person for any legal or other expenses that it reasonably incurs in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Issuer or ARI will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer or ARI by such Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Issuer and ARI, their respective directors and officers and each person, if any, who controls the Issuer or ARI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any, an “Issuer Indemnified Person”), against any losses, claims, damages or liabilities to which such Issuer Indemnified Person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer or ARI by such Initial Purchaser specifically for use therein (to the extent that such information was not superseded or corrected by the delivery to the Issuer and ARI by the Initial Purchasers, prior to the Applicable Time, of corrected written or electronic information), and will reimburse any legal or other expenses that it reasonably incurs in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the following information in the Offering Document furnished on behalf of the Initial Purchasers: in each case under the caption “Plan of Distribution” the second sentence of the second paragraph, the second, third, fifth and sixth sentences of the third paragraph, and the second sentence of the tenth paragraph thereunder; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s or ARI’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and ARI on the one hand and the Initial Purchasers on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer or ARI on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and ARI on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts, commissions and fees received by the Initial Purchasers from the Issuer or ARI under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, ARI or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the total discounts, commissions and fees received by such Initial Purchasers from the Issuer or ARI. The obligations of the Initial Purchasers in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Issuer and ARI under this Section shall be in addition to any liability which the Issuer or ARI may otherwise have in law or equity.

9. Termination; Default of Initial Purchasers.

(a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuer and ARI given on or prior to the Closing Date in the event that (i) the Issuer or ARI shall have, in any material respect, failed, refused or been unable to perform, all obligations on its part to be performed hereunder at or prior thereto or (ii) if, on or prior to the Closing Date, there shall have occurred any of the events or conditions set forth in Section 7(b) hereof. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 10.

(b) If any one or more Initial Purchasers shall fail to purchase and pay for the Offered Notes agreed to be purchased by such Initial Purchasers (the “Defaulting Initial Purchasers”) hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the non-Defaulting Initial Purchasers (the “Non-Defaulting Initial Purchasers”) may make arrangements satisfactory to the Issuer for the purchase of the Offered Notes by other persons, including any of the Non-Defaulting Initial Purchasers, but if no such arrangements are made by the Closing Date, the Non-Defaulting Initial Purchasers shall be obligated severally and not jointly to take up and pay for (in the respective proportions that the amount of Offered Notes set forth opposite their names in Schedule A bears to the aggregate amount of Offered Notes set forth opposite the names of all the Non-Defaulting Initial Purchasers) the Offered Notes which the Defaulting Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Notes which the Defaulting Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of the Offered Notes set forth in Schedule A, the Non-Defaulting Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes. If the Non-Defaulting Initial Purchasers do not purchase all the Offered Notes, this Agreement will terminate without liability on the part of any Non-Defaulting Initial Purchaser, the Issuer or ARI, except as provided in Section 10. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve the defaulting Initial Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, ARI or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Issuer, ARI or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Notes by the Initial Purchasers is not consummated, the Issuer and ARI shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Issuer, ARI and the Initial Purchasers pursuant to Section 8 shall remain in effect.

11. Notices. All communications hereunder will be in writing and (a) if sent to the Initial Purchasers will be effective when received at the address for the respective Initial Purchaser set forth as follows: if sent to Credit Suisse Securities (USA) LLC, to Eleven Madison Avenue, New York, NY 10010-3629, attention: Asset Finance Group; if to Credit Agricole Securities (USA) Inc., to 1301 Avenue of the Americas, New York, NY 10019, attention: DCM

Securitization; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to One Bryant Park, New York, NY 10036, attention: Bill Heskett; and if to DVB Capital Markets LLC, to 609 Fifth Avenue, New York, New York 10017, attention Mark S. Johnson; and (b) if sent to the Issuer or ARI, as the case may be, will be either delivered by hand, by mail or by facsimile, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below for the Issuer or ARI, as the case may be, i.e., at c/o American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301, Attention: Treasurer, Facsimile: (636) 940-6044.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have or acquire any right or obligation hereunder, except that holders of Offered Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto. No purchaser of any of the Offered Notes from any Initial Purchaser shall be deemed a successor (within the meaning of such term used herein above) by reason merely of such purchase.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. Each of the Issuer and ARI acknowledges and agrees that:

(a) Each Initial Purchaser has been retained solely to act as an initial purchaser in connection with the initial purchase, offering and resale of the Offered Notes and that no fiduciary, advisory or agency relationship between any of the Issuer, ARI, ARL, Administrators or their respective affiliates, stockholders, creditors or employees, on the one hand, and the Initial Purchaser, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Offering Document, irrespective of whether such Initial Purchaser or any affiliate thereof has advised or is advising the Issuer, ARI, ARL or Administrators on other matters;

(b) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discount and commissions, is an arm’s-length commercial transaction among the Initial Purchasers, the Issuer and ARI and each of the Issuer and ARI is capable of evaluating and understanding, and does understand and hereby accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Issuer and ARI have been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer, ARI, ARL or Administrators, and that the Initial Purchasers have no obligation to disclose such interests and transactions to any of the Issuer, ARI, ARL or Administrators by virtue of any fiduciary, advisory, agency or similar relationship;

(d) each of the Issuer and ARI waive, to the fullest extent permitted by law, any claims it may have against any Initial Purchaser for breach of fiduciary or similar duty or alleged breach of fiduciary or similar duty and agrees that no Initial Purchaser shall have any liability (whether direct or indirect) to any of the Issuer, ARI, ARL or Administrators in respect of such a fiduciary or similar duty claim or to any person asserting a fiduciary or similar duty claim on behalf of or in right of any of the Issuer, ARI, ARL or Administrators, including stockholders, employees or creditors of the Issuer, ARI, ARL or Administrators; and

(e) none of the Initial Purchasers has provided any legal, regulatory, accounting, tax or insurance advice in any jurisdiction and the Issuer and ARI each shall consult its own advisors with respect thereto.

15. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

16. Submission to Jurisdiction. EACH PARTY HERETO HEREBY (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE COUNTY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

17. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18. Negotiations. This Agreement and the other Transaction Agreements are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Transaction Agreements shall not be construed against the Initial Purchasers merely because of the Initial Purchasers’ involvement in the preparation of this Agreement and the other Transaction Agreements.

19. Amendments, Etc. This Agreement may be amended, restated or otherwise modified or waived at any time but only upon the written consent of each of the parties hereto.

20. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

21. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

22. Integration. This Agreement (including, for the avoidance of doubt, references to and incorporations of provisions from any referenced engagement or other similar agreement contained herein) and the other Transaction Agreements contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement between or among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

23. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each Initial Purchaser and ARI agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any proceeding of the type referred to in the definition of “Bankruptcy Event” below against or with respect to the Issuer or so long as any Offered Notes issued by the Issuer shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Offered Notes shall have been Outstanding and all other obligations of the Issuer under the Transaction Agreements have been paid in full. The foregoing shall not limit the right of any Initial Purchaser or ARI, as applicable, to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against the Issuer by any Person other than any Initial Purchaser or ARI, respectively. In addition, each Initial Purchaser and ARI agrees that all amounts owed to it by the Issuer shall be payable by the Issuer solely from amounts that become available for such Issuer payment pursuant to the Transaction Agreements, and no such amounts shall constitute a claim against the Issuer to the extent that they are in excess of the amounts available for their payment.

“Bankruptcy Event” means, for any Person, any of the following events:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

24. USA Patriot Act. Each of the Issuer and ARI acknowledges that each Initial Purchaser is required by U.S. Federal law, in an effort to help fight the funding of terrorism and money laundering activities, to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution.

If the foregoing is in accordance with the Initial Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, ARI and the Initial Purchasers in accordance with its terms.

Very truly yours,

LONGTRAIN LEASING III, LLC

By:	AMERICAN RAILCAR INDUSTRIES, INC., its sole member

By:
Name:
Title:

AMERICAN RAILCAR INDUSTRIES, INC.

By:
Name:
Title:

Accepted and agreed to as of
the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC, as Initial Purchaser

By:
Name:
Title:

CREDIT AGRICOLE SECURITIES (USA) INC., as Initial Purchaser

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Initial Purchaser

By:
Name:
Title:

DVB CAPITAL MARKETS LLC, as Initial Purchaser

By:
Name:
Title:

SCHEDULE A

Purchaser	Principal Amount of Class A-1 Notes
Credit Suisse Securities (USA) LLC	$213,934,000.00
Credit Agricole Securities (USA) Inc.	$17,500,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$17,500,000.00
DVB Capital Markets LLC	$1,066,000.00

Principal Amount of Class A-2 Notes
Credit Suisse Securities (USA) LLC	$321,318,000.00
Credit Agricole Securities (USA) Inc.	$26,284,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,284,000.00
DVB Capital Markets LLC	$1,601,000.00

Total	$625,487,000

A-1